SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 1998


                                  CRESTED CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

      Colorado                   0-8773                    83-0608126
      --------                  --------               ------------------
(State or other               (Commission             (I.R.S. Employer
jurisdiction of                File No.)               Identification No.)
incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                          82501
------------------------------------------        ------------------------------
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:   (307) 856-9271
                                                      --------------


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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Item 5.   Other Events
----------------------

      Registrant and its parent U.S. Energy Corp. today announced that on July 20, 1998, Registrant and U.S. Energy Corp. joined Uranium Producers of America, (a trade association representing United States' uranium mining production companies) and other uranium producers in filing a suit in the U.S. District Court of Wyoming against the United States Department of Energy (DOE) and the acting Secretary. The Plaintiffs in the action (including Registrant and U.S. Energy Corp.), are seeking declaratory and injunctive relief designed to halt the DOE from transferring large amounts of uranium to the United States Enrichment Corporation (USEC).

This action has been taken because the uranium producers believe that the DOE had unlawfully transferred uranium resources to USEC. USEC is the Government-owned corporation that now operates the Federal Government's uranium enrichment enterprise. UPA contends that DOE has violated federal law intended to protect domestic uranium producers by transferring large quantities of uranium from Government stockpiles to USEC in direct violation of restrictions set by Congress in the USEC Privatization Act of 1996 and the Energy Policy Act of 1992. As a result of receiving the material from DOE, USEC will have an enormous competitive advantage over existing private uranium producers.

On May 18, 1998, the DOE authorized a significant transfer of uranium to USEC that was in excess of the statutory limits, failed to receive the fair market price for the material, and failed to consider adequately the impact that this, and previous transfers would have on the domestic uranium producers.

Crew Schmitt, President of the UPA stated that, "Uranium producers are extremely concerned that DOE has engaged in a pattern of actions designed to swell USEC's inventory of uranium through improper transfers from the Government stockpile." Mr. Schmitt said that, "DOE's actions will have an adverse impact on the market that was not planned for in the Energy Policy Act nor in the USEC Privatization Act. This is not in the long term interest of the country because it could displace primary production and destroy competition in the uranium market." He added that: "DOE appears to be willfully ignoring congressionally imposed limitations on transfers that were specifically designed to maintain the integrity of the domestic uranium production market."








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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CRESTED CORP.



Dated: July 21, 1998          By:      /s/ Daniel P. Svilar
                                   --------------------------------------------
                                          Daniel P. Svilar, Secretary



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